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Item 6. Exhibit (10)(j)

                     WASHINGTON REAL ESTATE INVESTMENT TRUST

                               SHARE PURCHASE PLAN

1.     Purpose

       The Washington Real Estate Investment Trust Share Purchase Plan (the "Plan") is intended to provide a means by which persons who serve as Trustees of, but who are not employees of, Washington Real Estate Investment Trust (the "Trust") (individually, the "Trustee" and collectively, the "Trustees"), may increase their proprietary interest in the success and progress of the Trust as the owners of the Trust's common shares (the "Common Shares").

2.     Administration and Consent to Plan Terms

       The Plan shall be administered by the Management Committee of the Trust (the "Management Committee") which shall be composed of the Trust's President, its Chief Financial Officer, and its Chief Accounting Officer. Each Trustee who elects to participate in the Plan shall designate an Agent to perform the functions and have the responsibilities assigned to the Agent with respect to the purchase of Common Shares. The Management Committee shall have the right to change the Agent appointed by a particular Trustee, but only with the prior written consent of the affected Trustee.

       Notwithstanding any other provision to the contrary contained herein, each Agent shall have all authority to determine the time of open market purchases, the prices at which such open market purchases are made, the manner of such open market purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases on behalf of the Trustee who designated such Agent pursuant to this Paragraph 2.

       All costs and expenses incurred in purchasing Common Shares pursuant to the Plan shall be paid by the Trust, including each Agent's reasonable brokerage fee for the acquisition of such Common Shares.

       The consent of the Trust to the terms and conditions of the Plan shall be evidenced by the signature of one of its authorized officers to this Plan. The consent of each participating Trustee and his or her designated Agent to the terms and conditions of the Plan shall be evidenced by their signatures or the signatures of their authorized representatives to a Share Purchase Agreement (the "Agreement"), the Form of which is attached hereto as Exhibit A.

3.     Eligibility

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       The only individuals eligible to participate in the Plan shall be the
Trustees of the Trust, provided, however, that a Trustee may not participate if that Trustee would, immediately after a purchase of shares under the Plan, own shares, and/or options to purchase shares, possessing five percent or more of the total combined voting power or value of all classes of shares of the Trust or of any subsidiary (applying the rules of Section 424(d) of the Internal Revenue Code in determining share ownership).

4.     Shares

       The shares subject to purchase under the Plan shall be outstanding Common Shares purchased in the open market, provided, however, that if the Trust provides notice to the Agents at least three business days prior to the Purchase Date, the shares shall be purchased from the Trust at a purchase price equal to the average of the closing price of the shares, as reported by the American Stock Exchange, or if the shares are no longer traded on the American Stock Exchange, by such other exchange or market on which the shares are then traded, for the five trading days immediately prior to the Purchase Date.

5.     Participation

       Each participating Trustee shall continue to participate until his or her voluntary withdrawal from the Plan, resignation as a Trustee, non-reelection as a Trustee, death or disability.

6.     Contributions

       From and after the date of participation, a portion of each participating Trustee's compensation, even to the extent of his or her full compensation, which would otherwise be paid in cash to such Trustee for serving as a member of the Board of Trustees of the Trust (the "Board of Trustees") and for attending regular and special meetings of the Board of Trustees and any applicable committee meetings of the Board of Trustees (the "fees") shall be retained by the Trust and allocated to an account on behalf of each such Trustee to be used to purchase a specified number of Common Shares (the "Designated Number of Shares") per month for such Trustee, as designated by such Trustee in his or her Agreement and as described below.

7.     Purchase of Common Shares

       On the last trading day of each month (the "Purchase Date"), the Trust shall transfer from each participating Trustee's account to his or her designated Agent an amount equal to the estimated purchase price of the Designated Number of Shares to be purchased in the open market with respect to such month. In addition, the Trust shall transfer such additional amount to each Agent as may be necessary to pay such Agent's commission with respect to the acquisition of such Designated Number of Shares. The amount needed to pay each such Agent's commission shall be paid directly by the Trust and shall not be withdrawn from the Trustees' accounts. To the extent that the existing balance in a Trustee's account is not sufficient to acquire the Designated Number of

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Shares on his or her behalf, the full balance of the account shall be transferred to his or her Agent to purchase such number of whole shares as is possible given the then existing balance in such Trustee's account. His or her Agent shall cause the proceeds received from the Trust to be applied to the open market purchase of Common Shares on such Trustee's behalf.

       At any time prior to a Purchase Date, the Board of Trustees may terminate the Plan without any obligation whatsoever to the Trustees, other than to refund to them, without interest, any sum accumulated for them.

8.     Distributions from the Plan

       (a) As soon as practicable after the end of each month, any residual cash balance in a Trustee's account after the monthly transfer to his or her Agent, described in Paragraph 7 above, shall be distributed to such Trustee.

       (b) At such time as a covered individual shall cease to be a Trustee for any reason other than death, any cash credited to his or her account under this Plan shall be distributed to such individual as soon as practicable after such termination of participation.

       (c) In the event of a Trustee's death, any cash credited to his or her account as of the end of the month in which such death occurred shall be applied to the purchase of Common Shares under the terms of the Plan. After such shares are purchased, all such shares and any remaining cash credited to such account shall be distributed as soon as practicable thereafter (i) to the beneficiary designated by such Trustee, or (ii) if no such designation shall have been made or if a designated beneficiary does not survive such Trustee, to his or her estate. Any designation of beneficiary (which may be any person, trust or other entity) may be made, revoked or amended solely by the Trustee at any time, which designation shall be effective upon receipt by the Management Committee.

9.     Amendment of the Plan

       The Board of Trustees may from time to time alter, amend, suspend or discontinue the Plan except that no alteration or amendment shall be made more than once in every twelve-month period with respect to the dates on which Common Shares shall be purchased for each participating Trustee's account.

10.    Miscellaneous

       (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Trustees to nominate any of the Trustees covered by this Plan for reelection by the Trust's shareholders.

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

       (b) The Plan and all determinations made and actions taken pursuant to the Plan shall be interpreted, constructed, and enforced in accordance with the laws of the State of Maryland, including any questions of choice of law.

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

11.    Effective Date

       The effective date of the Plan shall be October 28, 1997.

       IN WITNESS WHEREOF, the Trust, by its duly authorized officer, has executed the Plan as of October 28, 1997.

ATTEST:                            WASHINGTON REAL ESTATE
                                   INVESTMENT TRUST



/s/ Laura M. Franklin              By: /s/ Larry M. Finger
---------------------                  -------------------

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

                                    Exhibit A

                     Washington Real Estate Investment Trust
                            Share Purchase Agreement

       This Agreement made this ____ day of _______, 199_, by and between Washington Real Estate Investment Trust (the "Trust"), __________________ (the "Trustee"), and ______________________________ (the "Agent").

       1.     The Trustee hereby designates ___________________________________
              as his/her Agent, pursuant to the terms and provisions of the Washington Real Estate Investment Trust Share Purchase Plan (the "Plan"), to perform the functions and have the responsibilities assigned to the Agent under the Plan with respect to the purchase of Common Shares on the Trustee's behalf. Said Agent shall have all authority to determine the time of open market purchases, the prices at which such open market purchases shall be made, the manner of such open market purchases, and the selection of brokers or dealers (which may include the Agent) to make such purchases on behalf of the Trustee.

       2. The Trustee hereby elects, pursuant to the terms and provisions of the Plan, to use a portion of his/her compensation, even to the extent of his/her full compensation, which would otherwise be paid in cash to him/her for serving as a member of the Board of Trustees of the Trust (the "Board of Trustees") and for attending regular and special meetings of the Board of Trustees and any applicable committee meetings of the Board of Trustees to purchase, through his/her designated Agent, shares of the Trust's common shares (the "Common Shares").

       3. The number of Common Shares which will be purchased each month shall be equal to the lesser of (i) ____________________ shares or
              (ii) such number of whole shares as may then be purchased through the existing balance in the Trustee's account under the Plan.

       4. The purchase price for the Common Shares shall be remitted by the Trust to the Agent from the Trustee's account under the Plan each month pursuant to instructions from the Agent. All other costs and expenses incurred in purchasing Common Shares pursuant to the Plan shall be paid by the Trust, including Agent's reasonable brokerage fee for the acquisition of such Common Shares on the Trustee's behalf.

       5. Trustee and Agent acknowledge by execution of this Agreement that they have received a copy of the Plan and agree to be bound by the terms and provisions of the Plan.

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

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


ATTEST:                               WASHINGTON REAL ESTATE
                                      INVESTMENT TRUST



________________________________      By:  _________________________________




ATTEST:                               AGENT:



_________________________________     By:  __________________________________



WITNESS:                              TRUSTEE



_________________________________     By:  __________________________________

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